Exhibit 31.2

McGRATH RENTCORP

SECTION 302 CERTIFICATION

I, Keith E. Pratt, certify that:

1.	I have reviewed this Amendment No. 1 to annual report on Form 10-K of McGrath RentCorp;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 17, 2009

	By:	/s/ Keith E. Pratt
Keith E. Pratt
Chief Financial Officer